UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NorthStar Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-4141646
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address and Zip Code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-157688

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of NorthStar Real Estate Income Trust, Inc. (the “Company”) registered hereby is incorporated herein by reference to the sections entitled “Suitability Standards” and “Description of Capital Stock” in Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 16, 2012 (File No. 333-157688), as amended and supplemented through the date hereof.

ITEM 2.  EXHIBITS.

3.1

Second Articles of Amendment and Restatement of NorthStar Real Estate Income Trust, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 26, 2010 and incorporated herein by reference (File No. 333-157688))

3.2

Bylaws of NorthStar Real Estate Income Trust, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (File No. 333-157688) and incorporated herein by reference (File No. 333-157688))

4.1

Form of Subscription Agreement (included as Appendix B to the Prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, filed April 16, 2012 (File No. 333-157688))

4.2

Amended and Restated Distribution Reinvestment Plan (included as Appendix C to the Prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, filed April 16, 2012 (File No. 333-157688))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date:	April 26, 2012	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: General Counsel and Secretary